Law Offices
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000

September 22, 2000



VIA EDGAR
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

                  Re:      IGAM Group Funds
                           SEC File Nos. 333-83499, 811-9493

Dear Sir or Madam:

         We are counsel to IGAM Group Funds (the "Trust"), a Delaware business trust. The Trust proposes to update the information contained in its registration statement on Form N-1A by filing Post-Effective Amendment No.1 pursuant to paragraph (b) of Rule 485 promulgated under the Securities Act of 1933. As counsel, we have reviewed the proposed form of the post-effective amendment to the registration statement of the Trust.

         In our judgment, Post-Effective Amendment No. 1 does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485. We consent to the transmission of this letter to the Commission with Post-Effective Amendment No. 1.

                                                     Sincerely yours,



                                                     /s/ MICHAEL P. O'HARE
                                                     -----------------------
                                                     Michael P. O'Hare

cc:      Eugene Y.W. Lee, Ph.D.
         Elaine E. Richards, Esq.